Final Execution Version

CORPORATE GUARANTEE

THIS CORPORATE GUARANTEE (this "Guarantee") is made effective as of March 10, 2014, by China BAK Battery, Inc., a Nevada corporation ("Mortgagor") in favor of Mr. Wang Jinghui ("Lender").

RECITALS:

A. Pursuant to a Loan Agreement dated December 17, 2013 (the "1st Loan Agreement") between Lender and Shenzhen Bak Battery Co., Ltd., a company incorporated under the laws of the People's Republic of China ("Borrower"), the Lender agreed to loan up to RMB 370,000,000 to Borrower (the "1st Loan") subject to the terms and conditions set forth in the 1st Loan Agreement.

B. The terms and conditions set forth in the 1st Loan Agreement include that the 1st Loan be secured by (i) a corporate guarantee of Mortgagor in favor of Lender; (ii) a corporate guarantee of Bak International Limited, a company incorporated under the laws of Hong Kong ("BIL"), in favor of Lender; and (iii) a pledge of all issued and outstanding shares of capital stock of BIL (the "Shares") by Mortgagor.

C. Pursuant to a 2nd Loan Agreement dated January 8, 2014 (the "2nd Loan Agreement") between Lender and Borrower, the Lender agreed to further loan up to RMB 150,000,000 to Borrower (the "2nd Loan") making the total amount of the 1st Loan and the 2nd Loan together up to RMB520,000,000 subject to the terms and conditions set forth in the 2nd Loan Agreement.

D. The terms and conditions set forth in the 2nd Loan Agreement include that the 1st Loan and the 2nd Loan be secured by (i) a corporate guarantee of Mortgagor in favor of Lender; (ii) a corporate guarantee of Bak International Limited, a company incorporated under the laws of Hong Kong ("BIL"), in favor of Lender; and (iii) a further pledge of all issued and outstanding shares of capital stock of BIL (the "Shares") by Mortgagor.

E. Mortgagor is the owner and holder of record of the Shares and BIL is the owner and holder of record of all issued and outstanding shares of the Borrower.

F. Mortgagor will receive significant benefits from the 2nd Loan.

G. This Guarantee is intended to comply with the condition to the 2nd Loan set forth in Recital D(i) above.

AGREEMENTS:

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby covenants and agrees for the benefit of Lender, as follows:

1. **Guarantee and Surety**. Mortgagor absolutely and unconditionally guarantees to Lender, and becomes surety for, the full and timely payment and performance of the obligations of Borrower as set forth in the 1st Loan Agreement and the 2nd Loan Agreement or otherwise related to the 1st Loan and the 2nd Loan (the "Obligations").

2. **Nature of Liability**. The obligation of Mortgagor is a continuing guaranty of payment and performance of the Obligations and not a guaranty of collection. The liability of Mortgagor to Lender is separate and independent of the Obligations or of any liability of Borrower thereunder and any liability of any other guarantors of the Obligations.

3. **Collateral**. As collateral for performance under this Guarantee, Mortgagor shall enter into and deliver in favor of Lender that certain Further Share Mortgage dated March 10, 2014 ("Further Share Mortgage") under which Mortgagor shall grant a security interest in the Shares (the "Collateral") to Lender.

4. **Resort to Guarantee**. Lender may enforce this Guarantee against Mortgagor directly and at any time to the extent permitted by applicable law, without requiring Lender first, contemporaneously, or subsequently to exercise, enforce, or exhaust any right or remedy against Borrower, any other guarantor, or any collateral under any security documents that secure the Obligations. This Guarantee shall continue and remain in full force and effect against Mortgagor until all Obligations have been fully paid, performed, or satisfied.

5. **No Release**. This Guarantee shall not be affected, released, or impaired by any modifications, extensions of time, or terms for payment or performance of forbearance, settlement, release, surrender, or discharge of any Obligations of Borrower or Mortgagor to Lender.

6. **Waivers**. To the maximum extent allowed by applicable law, Mortgagor expressly waives: (a) diligence, demand, dishonor, protest, presentment, grace of any kind, any notice of the foregoing, and any notices of nonpayment, default, or acceleration under the Obligations; (b) any release or discharge arising from any extension of time or change in terms of payment or performance or from any other cause whatsoever other than payment and performance in full of the Obligations; or (c) any defense or counterclaim that Mortgagor may have or could raise by reason of any defense or counterclaim that Borrower may have against Lender, other than payment of the Obligations.

7. **No Subrogation**. Mortgagor agrees it shall have no right of subrogation, reimbursement, or indemnity whatsoever against Borrower until all Obligations have been fully paid, performed, or satisfied. Mortgagor shall not be deemed a "creditor" of Borrower with respect to the Obligations as such term "creditor" is defined in the U.S. Bankruptcy Code, as amended.

8. **Defaults by Mortgagor**. A default hereunder shall occur if: (a) Borrower or Mortgagor, or either of them, default under this Guarantee, the 1st Loan Agreement, the 2nd Loan Agreement, the Share Mortgage, or the Further Share Mortgage; or (b) Borrower or Mortgagor, or either of them, becomes a bankrupt or debtor in or under any state or federal insolvency proceeding.

9. **Default Remedies**. If a default occurs, then at the election of Lender, without notice, all undertakings of payment and performance by Mortgagor shall become immediately due and payable in full, and Lender may exercise any and all remedies against the Collateral as permitted at law or in equity to the maximum extent allowed by applicable law and when and in such order as Lender may choose in its sole and absolute discretion.

10. **Reservation of Rights**. No delay or forbearance by or on behalf of Lender in exercising any right, remedy, power, or privilege under this Guarantee ("Rights") shall operate as a waiver of any such Rights, nor shall any exercise or non-exercise of any particular Rights preclude any other or further exercise of Rights pertaining to any current or subsequent default by Mortgagor or Borrower.

11. **Fees and Costs.** If any default occurs, Lender shall be entitled to recover and such amounts will be considered as additional obligations: (a) reasonable attorney' fees, (b) all costs and expenses of collection, enforcement, or interpretation, whether or not suit is filed, and (c) all costs of suit, each of which are to be determined and awarded by a court and not a jury. "Suit" includes proceedings in courts of original, appellate, and bankruptcy jurisdiction.

12. **Parties Bound**. "Mortgagor" means the undersigned and its permitted successors and assigns. "Lender" means its heirs, personal representatives, successors and assigns. "Borrower" means its permitted successors and assigns. Lender may freely assign this Guarantee together with the Obligations.

13. **Conflict With Further Share Mortgage**. To the extent any term or provision of this Guarantee is in conflict with a term or provision of the Further Share Mortgage, the term or provision of the Further Share Mortgage shall control.

14. **Choice of Law**. This Guarantee shall be governed by and construed and enforced under the laws of the State of Nevada without regard to conflict of laws principles. The attachment, perfection, and priority of the Lender's security interest in the Shares shall be governed by and construed and enforced under the laws of Hong Kong without regard to conflict of laws principles. The choice of forum provisions set forth in the Further Share Mortgage shall control and are incorporated into this Guarantee by reference.

15. **Severability**. If any provision or requirement of this Guarantee shall be unenforceable or illegal under applicable law, such provision or requirement shall be eliminated herefrom or changed to conform to applicable law and the remaining provisions and requirements shall continue to be effective and binding, as each provision and requirement of this Guarantee are declared severable from all other provisions and requirements.

IN WITNESS WHEREOF, Mortgagor has executed and delivered this Guarantee as of the date first written above.

GUARANTOR:

China BAK Battery, Inc.

By: XIANGQIAN LI

Name: Xiangqian Li

Title: Chairman President and Chief Executive Officer

3064757.3

1561956.1.1